WHERIFY AND IQ BIOMETRIX MOVE FORWARD TO CLOSE MERGER
Wednesday August 11, 8:05 am ET


WHERIFY AND IQ TO SECURE SHAREHOLDER APPROVAL AND SEC CLEARANCE

REDWOOD SHORES, Calif. & FREMONT, Calif.--(BUSINESS WIRE)--Aug. 11, 2004--Wherify Wireless, Inc., a leading developer of wireless location products and services, and IQ Biometrix Inc. (OTCBB:IQBM - News), a leading provider of facial composite technology for law enforcement agencies in North America, today announced that they have waived certain material conditions to the merger and will proceed with filing a registration statement on form S-4 and a joint proxy statement with the Securities and Exchange Commission. Both companies will then seek shareholder approval of the merger of the companies as previously outlined in a definitive agreement of merger between the parties dated April 15, 2004.

"This announcement marks a significant step in our desire to merge both companies and achieve our combined business objectives," said Timothy Neher, President and CEO of Wherify Wireless. "We look forward to moving the companies ahead as a combined entity."

Neher added that over the past few months a number of significant business opportunities for the combined company have surfaced and now both companies can focus on those opportunities together.

"We see a significant demand for our product applications as a result of the dynamic conditions that exist in the world today," Neher said.

"Both companies have worked diligently over the past few months and now we look forward to the successful completion of the merger," said William Scigliano, Chairman and CEO of IQ Biometrix. "We are excited to combine our efforts into one team in order to capitalize on the opportunities in front of us."

Scigliano added that the merger of Wherify Wireless and IQ Biometrix is a strategic business decision by both companies to combine their innovative technology into applications for homeland security, law enforcement, as well as for consumers and businesses worldwide.

About Wherify Wireless

Wherify Wireless, Inc. is a privately-held developer of patented wireless location products and services for child safety, parental supervision, personal protection, Alzheimer and memory loss, supervision, law enforcement, security, animal identification, and property asset tracking. The company's proprietary integration of the U.S. government's global positioning system (GPS), Wherify patented back-end location service engine, and wireless communication technologies will enable customers to obtain real-time location information on individuals and property directly through the Internet or any phone. Founded in March 1998, Wherify Wireless is located in Redwood Shores, Calif. For more information, or to purchase Wherify products, visit the company's website at www.wherify.com.

About IQ Biometrix

About IQ Biometrix, Inc:

IQ Biometrix, Inc. (IQBM) provides law enforcement and security technology solutions for government and private industry. IQ Biometrix, an innovative California-based company is a leading provider of facial composite technology for law enforcement agencies in North America. FACES(TM) is currently used by thousands of policing agencies worldwide, including the Central Intelligence Agency and the Federal Bureau of Investigation. IQBM is currently developing new applications based on this foundation technology tailored to meet the needs of national, business and personal security. Its solutions practice is focused on integrating IQBM and partner technologies to provide customized responses to client needs. Further information about IQBM can be found at www.iqbiometrix.com.

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Statements in this press release regarding the proposed transaction between IQ
Biometrix (IQB) and Wherify and the expected timetable for completing the transaction, future opportunities for the combined company and any other statements about IQB or Wherify or the combined company's future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction, the ability of the companies to successfully integrate their operations and employees, the ability to realize anticipated synergies and cost savings; and the other factors described in IQB's most recent quarterly report filed with the SEC. IQB disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This press release is not an offer to sell, or a solicitation of an offer to buy, any common stock in IQB.


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Contact:

     Wherify Wireless
     Bob Stern, 650-551-5271
     M: 925-457-1673
     bstern@wherify.com

     or

     IQ Biometrix, Inc.
     Mike Walsh, 888-321-5553
     F: 510-713-0206
     mwalsh@iqbiometrix.com

     or

     Liviakis Financial Communications
     John Liviakis, 415-389-4670